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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-32703, 333-32705, 333-49532, 333-49530, 333-49540,
333-49570 and 333-62269) and S-3 (333-116656) of TransAct Technologies
Incorporated of our report dated March 15, 2005 relating to financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, CT
March 15, 2005